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                                                                   EXHIBIT 10.9

            FIRST AMENDMENT TO THE EMPLOYMENT AGREEMENT BY AND BETWEEN COMMEMORATIVE BRANDS, INC. AND DAVID G. FIORE DATED FEBRUARY 1,
                                        2002

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                                 FIRST AMENDMENT
                                     TO THE
                              EMPLOYMENT AGREEMENT
                                 BY AND BETWEEN
                           COMMEMORATIVE BRANDS, INC.
                                       AND
                                 DAVID G. FIORE

               WHEREAS, Commemorative Brands, Inc. ("CBI") and David G. Fiore ("Executive") entered into an employment agreement, dated as of July 13, 1999 (the "Agreement"), pursuant to which Executive agreed to serve as President and Chief Executive Officer of CBI;

               WHEREAS, under Section 17 of the Agreement, the Agreement may be amended by an agreement in writing signed by Executive and CBI;

               WHEREAS, as a result of the Agreement and Plan of Merger among CBI, Commemorative Brands Holding Corp. ("Holding") and Commemorative Brands Acquisition Corp., dated as of July 26, 2000 (the "Merger"), CBI and Taylor Senior Holding Corp. became wholly-owned subsidiaries of Holding;

               WHEREAS, as of January 23, 2002, the name of Holding was changed to American Achievement Corporation ("American");

               WHEREAS, Section 4.2 of the Agreement provides, among other things, that if CBI achieves $30 million of Consolidated EBITDA (as defined therein) within three years of the effective date of the Agreement, Executive shall be paid a long-term incentive bonus of $1 million ("Long-Term Bonus") in the form of Series "B" preferred stock of CBI having a face value of $1 million on the date of issuance. To the extent that such grant of preferred stock is taxable under Federal, State, FICA/Medicare, unemployment law or other tax law, under the Agreement, such taxes are to be paid by CBI or, if paid by Executive, shall be reimbursed to Executive by CBI;

               WHEREAS, the Series "B" preferred stock of American has been converted to Series "A" preferred stock of American;

               WHEREAS, in full and complete satisfaction of its obligations under Section 4.2 of the Agreement (as such section read prior to this Amendment), CBI has paid Executive $550,000 of the Long-Term Bonus in the form of Series "A" preferred stock of American having a face value of $550,000 on the date of issuance, and has also paid Executive the taxes under

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Federal, State, FICA/Medicare, unemployment law or other tax law associated with such bonus; and

               WHEREAS, American now wishes to retain Executive as President and Chief Executive Officer and to revise the Agreement to reflect the new corporate structure resulting from the Merger.

               NOW THEREFORE, pursuant to Section 17 of the Agreement, the Agreement is hereby amended effective as of February 1, 2002 as follows:

               1. The recital paragraph to the Agreement shall be amended to read as follows:

                    "This Employment Agreement ("Agreement") is entered into as of this 13th day of July, 1999, and amended as of February 1, 2002, by and between AMERICAN ACHIEVEMENT CORPORATION (formerly known as Commemorative Brands Holding Corp.) and any successors thereto (collectively referred to as the "Company") and David G. Fiore ("Executive")."

               2. Section 1 of the Agreement is amended by adding the following sentence to the end thereof:

                    "Effective as of July 27, 2000, if directed by the Board of Directors of the Company (the "Board"), Executive will serve in an executive capacity to any subsidiary of the Company (each a "Subsidiary") without additional compensation; provided that nothing in this Section 1 shall be construed as negating or otherwise modifying any rights or obligations of the parties under Section 4.1 hereof."

               3. The fourth and fifth sentences of Section 4.2 of the Agreement are amended to read as follows:

                    "If the Company achieves (a) $57,000,000 of EBITDA (as hereinafter defined) during fiscal years 2002, 2003 or 2004, the Executive shall be paid a long-term incentive bonus of $500,000 in the form of Series "A" preferred stock of the Company having a face value of $500,000 on the date of issuance; and (b) $62,000,000 of EBITDA (as hereinafter defined) during fiscal years 2002, 2003 or 2004, the Executive shall be paid a long-term incentive bonus (in addition to such amounts payable under (a) above) of $500,000 in the form of Series "A" preferred stock of the Company having a face value of $500,000 on the date of issuance (collectively, the "Long-Term Bonus"). The preferred stock shall be issued to Executive within ninety
                    (90) days following the achievement of

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                    the applicable EBITDA target by the Company, provided that the Company achieves such EBITDA target during fiscal years 2002, 2003 or 2004. Notwithstanding the foregoing, to the extent the Company's EBITDA is materially changed as a result of a capital transaction of the Company, appropriate adjustments shall be made to the EBITDA targets used for determining the Executive's entitlement to the Long-Term Bonus under this Section 4.2 hereof, as shall be agreed to in good faith by the parties."

               4. The last sentence of Section 4.2 of the Agreement is amended to read as follows:

                    "For purposes hereof, EBITDA shall have the meaning set forth in the Amended and Restated Credit Agreement, dated as of July 27, 2000, currently in effect among CBI, TP Holding Corp., Taylor Publishing Company, Taylor Production Services Company, L.P., Heller Financial, Inc., Key Corporate Capital, Inc., and The Bank of Nova Scotia, as may be hereafter amended from time to time (or any successor Credit Agreement thereto) (to the extent the definition of EBITDA is thereby amended with the consent of the Executive, which consent shall not be unreasonably withheld by the Executive) which current definition is attached hereto as Exhibit A."

               5. Section 4.3 of the Agreement shall be amended to read as follows:

                    "As of July 27, 2000, Executive shall receive a grant of stock options pursuant to the terms of the Company's stock option plan (the "Plan"), a copy of which is attached hereto as Exhibit B, in exchange for any options to purchase common stock of CBI held by Executive as of July 27, 2000, equivalent to the amount provided under the Agreement and Plan of Merger among CBI, the Company and Commemorative Brands Acquisition Corp., dated as of July 26, 2000, and at a price per share equal to the fair market value of the Company's shares at the time of grant. Executive shall also be (i) entitled to an option, granted as of February 1, 2002, to purchase 12,500 shares of the common stock of the Company (the "2002 Option"); and (ii) eligible, at the sole and absolute discretion of the Board, for the grant of an option to purchase 15,000 shares of the common stock of the Company, to be granted (if at all) at such time as may be determined by the Board in its sole and absolute discretion (together with the 2002 Option, the "Future Options"). The Future Options shall be granted at a price per share equal to the fair market value of the Company's shares at the time of grant and shall have such other terms as set forth in the Plan and the Option Agreements to be entered into between the Company and Executive. Thereafter, additional grants of stock

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                    options to Executive (if any) shall be made at such times
                    and in such amounts as the Board shall determine in its sole and absolute discretion."

               6. Section 7.2 of the Agreement shall be amended by deleting the phrase "and any stock options actually earned through the date of termination" from the first sentence thereof and replacing it with the phrase "and the 2002 Option, to the extent such 2002 Option has not been granted as of the date of termination".

               7. Section 7.4(iv) of the Agreement shall be amended by replacing the phrase "incentive stock options to the extent earned in accordance with Section 4.3" with the phrase "the 2002 Option".

               8. Section 7.4(vi) shall be amended by deleting the phrases "or stock options" and "or 4.3."

               9. Section 7.6 of the Agreement shall be amended to read as follows:

                    "7.6 VESTING. Except as otherwise provided herein, all stock actually earned shall vest upon termination by the Executive for Good Reason or for any termination of the Executive by the Company other than for Substantial Cause."

               10.  Section 9.1 of the Agreement shall be amended to read as follows:

                    "9.1 Executive agrees to refrain during his employment and for one year after the termination of his employment under this Agreement for any reason, without written permission of the Company, from becoming involved in any way, within the boundaries of the United States, in the businesses (the "Businesses") of: (i) manufacturing, designing, servicing or selling, the type of jewelry or fine paper or other scholastic, licensed sports, insignia, recognition or affinity products manufactured or sold (or then contemplated to be manufactured or sold) by the Company, any of its divisions, Subsidiaries and/or other affiliated entities;
                    (ii) designing, publishing, servicing or selling yearbook products or scholastic recognition publications or directories; or (iii) providing event planning services for school alumni, including but not limited to, as an employee, consultant, independent representative, partner or proprietor."

               11. Section 9.2 of the Agreement shall be amended by deleting the phrase "scholastic, licensed sport, insignias, recognition or affinity business" and replacing it with the phrase "business (as it relates to the Businesses)".

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               12.  This Amendment may be executed in two counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument.

               13. The Agreement, except as otherwise set forth herein, shall remain in full force and effect in all other respects.

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               IN WITNESS WHEREOF, the parties have executed this Amendment as of February 1, 2002.

                                         AMERICAN ACHIEVEMENT
                                         CORPORATION (formerly known as
                                         Commemorative Brands Holding Corp.)

                                         /s/ David B. Pittaway
                                         ---------------------------------------
                                         Name:
                                         Title:

                                         COMMEMORATIVE BRANDS, INC.

                                         /s/ Sherice P. Bench
                                         ---------------------------------------
                                         Name:
                                         Title:

                                         EXECUTIVE

                                         /s/ David G. Fiore
                                         ---------------------------------------
                                         David G. Fiore